Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  August 24, 2015

RCI Hospitality Holdings, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On August 24, 2015, we held our Annual Meeting of Stockholders at 315 Bourbon Street, New Orleans, Louisiana 70130, for the following purposes:

(1) To elect six directors, including Eric S. Langan, Travis Reese, Robert L. Watters, Steven L. Jenkins, Luke Lirot and Nour-Dean Anakar;

(2) To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

(3) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected, and the appointment of Whitley Penn LLP was ratified.  There were no other matters presented for action at the Annual Meeting. The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, June 26, 2015:	10,257,323

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	8,585,681

Item 1:	Election of Directors

	FOR	WITHHELD
Eric S. Langan	2,244,276	1,938,090
Robert L. Watters	1,615,645	2,566,721
Steven L. Jenkins	3,412,709	769,657
Nour-Dean Anakar	3,539,994	642,372
Travis Reese	2,236,930	1,945,436
Luke Lirot	3,539,322	643,044

Additionally, there was a total of 4,403,315 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of Whitley Penn LLP as independent registered public accounting firm for fiscal year ending September 30, 2015

Votes for:	7,999,282
Votes against:	102,829
Votes abstained:	483,570

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: August 26, 2015	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer